Exhibit 99.1

Vivid Seats Raises Guidance after Record First Quarter 2022 Marketplace GOV and Revenues

First Quarter 2022 Marketplace GOV of $742 million and Revenues of $131 million

CHICAGO, IL – May 10, 2022 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats”, “we” or the “Company”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the first quarter ended March 31, 2022.

“At Vivid Seats, as a marketplace and technology platform, we sit at the intersection of supply and demand, and it is apparent from our record-setting first quarter Marketplace GOV and Revenues that fans are eager to attend live events,” said Stan Chia, Vivid Seats CEO. “As our business continues to accelerate, our impressive first quarter performance is a testament to the strength of our platform, as well as strong consumer demand. We will continue to invest in our business as we believe the live event industry is well positioned for long-term secular growth, and we are confident that our differentiated offering, leadership, and scale will allow us to continue to drive meaningful growth and to capitalize on opportunities that create shareholder value.”

First Quarter 2022 Key Operational and Financial Metrics:

•
Marketplace GOV of $742.1 million – up 537% from $116.5 million in Q1 2021
•
Revenues of $130.8 million – up 442% from $24.1 million in Q1 2021
•
Net income of $3.1 million – up from $20.3 million net loss in Q1 2021
•
Adjusted EBITDA of $21.0 million – up 402% from $4.2 million in Q1 2021

Live events substantially returned in the second quarter of 2021, affecting year-over-year comparisons for the first quarter of 2022. First quarter 2022 financial results were impacted by higher-than-expected cancellations, comprised of a mix of both COVID-19 and non-COVID related items. Cancellations above normalized historical levels from 2019 reduced Net income and Adjusted EBITDA by roughly $4 million in the first quarter.

“Our marketplace flywheel is gaining momentum on the other side of the pandemic with first quarter Marketplace GOV, Total Marketplace orders and Revenues all well above comparable 2019 pre-pandemic levels,” said Lawrence Fey, CFO. “The strength of our performance in the first quarter, despite the Omicron variant, speaks to robust underlying demand and gives us the confidence to raise our 2022 guidance so early in the year. Our strong cash flow generation and healthy balance sheet allow us to pursue multiple exciting growth levers in our core, as well as TAM additive areas, such as Betcha. We believe secular trends are in our favor and Vivid Seats has the product, technology and scale to win in the long-term.”

Key Performance Indicators ('000s)

	Three Months Ended March 31,
	2022	2021

Marketplace GOV(1)	$742,138	$116,473
Total Marketplace orders(2)	2,019	293
Total Resale orders(3)	68	13
Adjusted EBITDA(4)	$21,012	$4,187

(1)
Marketplace GOV represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. Marketplace GOV was negatively impacted by event cancellations in the amount of $34.8 million during the three months ended March 31, 2022 and $18.5 million during the three months ended March 31, 2021, though as a percentage of total Marketplace GOV the impact of event cancellations decreased significantly in the three months ended March 31, 2022 compared to the three months ended March 31, 2021.
(2)
Total Marketplace orders represent the volume of Marketplace segment orders placed on our platform during a period, net of event cancellations that occurred during that period. During the three months ended March 31, 2022, our Marketplace segment experienced 91,400 event cancellations, compared to 51,775 event cancellations during the three months ended March 31, 2021, though as a percentage of Total Marketplace orders the impact of event cancellations decreased significantly in the three months ended March 31, 2022 compared to the three months ended March 31, 2021.

(3)
Total Resale orders represent the volume of Resale segment orders sold by our Resale team in a period, net of event cancellations that occurred during that period. During the three months ended March 31, 2022, our Resale segment experienced 2,559 event cancellations, compared to 1,141 event cancellations during the three months ended March 31, 2021, though as a percentage of Total Resale orders the impact of event cancellations decreased significantly in the three months ended March 31, 2022 compared to the three months ended March 31, 2021.
(4)
Adjusted EBITDA is not a measure defined under GAAP. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. Refer to the Adjusted EBITDA section below for a reconciliation to its most directly comparable GAAP measure.

2022 Financial Outlook

Vivid Seats now anticipates Marketplace GOV, Revenues and Adjusted EBITDA for the year ending December 31, 2022 to be:

•
Marketplace GOV in the range of $2.80 billion to $3.05 billion (increased from $2.7-$3.0 billion)
•
Revenues in the range of $520.0 million to $555.0 million (increased from $510.0-$550.0 million)
•
Adjusted EBITDA in the range of $110.0 million to $115.0 million(5) (unchanged)

Additional detail around the 2022 outlook will be available on the first quarter 2022 earnings call.

(5)
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking GAAP net income (loss), the most directly comparable GAAP measure. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward-looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts.

Webcast Details

The Company will host a webcast at 8:30 a.m. Eastern Time today to discuss the first quarter 2022 financial results. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live”, the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats is recognized by Newsweek as America’s Best Company for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding our future results of operations and financial position, including our expectations regarding Marketplace Gross Order Value, revenues and Adjusted EBITDA and the impact of our investments; our expectations with respect to live event industry growth; our competitive positioning; our business strategy; and the plans and objectives of management for future operations. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the continuing impact of the COVID-19 pandemic, the timing and manner of the resumption of large-scale sporting events, concerts and theater shows, our relationships with buyers, sellers and distribution partners, changes in Internet search engine algorithms or changes in marketplace rules, competition in the ticketing industry, the willingness of artists, teams and promoters to continue to support the secondary ticket market, and our ability to maintain and improve our platform and brand or develop successful new solutions and enhancements or improve existing ones, the impact of potential unfavorable legislative developments, the success of our acquisition of Betcha Sports, Inc., our ability to obtain subsequent debt refinancing, the impact of system interruption and the lack of integration and redundancy in our systems and infrastructure, the impact of cyber security risks, data loss or other breaches of our network security, our being a controlled company, and other risks and uncertainties described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Kate Copouls

Kate.Copouls@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data) (Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$314,055	$489,530
Restricted cash	280	280
Accounts receivable – net	53,978	36,124
Inventory – net	17,899	11,773
Prepaid expenses and other current assets	75,687	72,504
Total current assets	461,899	610,211
Property and equipment – net	1,705	1,082
Right-of-use assets – net	9,517	—
Intangible assets – net	79,944	78,511
Goodwill	718,204	718,204
Other non-current assets	2,949	787
Total assets	$1,274,218	$1,408,795
Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$236,295	$191,201
Accrued expenses and other current liabilities	272,705	281,156
Deferred revenue	28,233	25,139
Current maturities of long-term debt – net	2,750	—
Total current liabilities	539,983	497,496
Long-term debt – net	266,396	460,132
Long-term lease liabilities	8,387	—
Other liabilities	27,384	25,834
Total long-term liabilities	302,167	485,966
Commitments and contingencies
Redeemable noncontrolling interests	1,307,292	1,286,016

Shareholders' deficit
Class A common stock, $0.0001 par value; 500,000,000 shares authorized at March 31, 2022 and December 31, 2021; 79,166,943 and 79,091,871 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	8	8
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 118,200,000 issued and outstanding at March 31, 2022 and December 31, 2021	12	12
Additional paid-in capital	166,291	182,091
Accumulated deficit	(1,041,535)	(1,042,794)
Total Shareholders' deficit	(875,224)	(860,683)
Total liabilities, Redeemable noncontrolling interests, and Shareholders' deficit	$1,274,218	$1,408,795

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$130,772	$24,114
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	32,164	3,925
Marketing and selling	54,228	7,955
General and administrative	29,275	15,871
Depreciation and amortization	1,385	295
Income (loss) from operations	13,720	(3,932)
Other expenses:
Interest expense – net	3,942	16,319
Loss on extinguishment of debt	4,285	—
Other expenses	2,279	—
Income (loss) before income taxes	3,214	(20,251)
Income tax expense	76	—
Net income (loss)	3,138	(20,251)
Net loss attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	—	(20,251)
Net income attributable to redeemable noncontrolling interests	1,879	—
Net income (loss) attributable to Class A Common Stockholders	$1,259	$—

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	$3,138	$(20,251)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,385	295
Amortization of deferred financing costs and interest rate cap	329	1,311
Equity-based compensation expense	3,597	1,091
Loss on extinguishment of debt	4,285	—
Change in fair value of warrants	2,279	—
Interest expense paid-in-kind	—	10,640
Amortization of leases	490	—
Change in assets and liabilities:
Accounts receivable	(17,854)	(1,843)
Inventory	(6,126)	(1,420)
Prepaid expenses and other current assets	(3,252)	(1,398)
Accounts payable	45,094	37,857
Accrued expenses and other current liabilities	(10,599)	1,164
Deferred revenue	3,094	3,006
Other assets and liabilities	(2,326)	309
Net cash provided by operating activities	23,534	30,761
Cash flows from investing activities
Purchases of property and equipment	(693)	—
Investments in developed technology	(2,748)	(1,726)
Net cash used in investing activities	(3,441)	(1,726)
Cash flows from financing activities
Payments of June 2017 First Lien Loan	(465,712)	(1,603)
Proceeds from February 2022 First Lien Loan	275,000	—
Payments of deferred financing costs and other debt-related costs	(4,856)	—
Net cash used in financing activities	(195,568)	(1,603)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(175,475)	27,432
Cash, cash equivalents, and restricted cash – beginning of period	489,810	285,337
Cash, cash equivalents, and restricted cash – end of period	$314,335	$312,769

Use of Non-GAAP Financial Measures

We present Adjusted EBITDA, which is not a measure defined under U.S. Generally Accepted Accounting Principles (“GAAP”), because it is a measure frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results, because it excludes the impact of items that are outside the control of management or not reflective of ongoing performance related directly to the operation of our business segments.

Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance and highlighting trends in our operating results.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further limitations of Adjusted EBITDA are that it does not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring, such as interest expense, equity-based compensation, litigation, settlements and related costs and change in value of warrants. In addition, other companies may calculate Adjusted EBITDA differently than us, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from Adjusted EBITDA.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) (in thousands):

	Three Months Ended March 31,
	2022	2021

Net income (loss)	$3,138	$(20,251)
Income tax expense	76	—
Interest expense	3,942	16,319
Depreciation and amortization	1,385	295
Sales tax liability(1)	922	2,261
Transaction costs(2)	1,402	3,546
Equity-based compensation(3)	3,597	1,091
Loss on extinguishment of debt(4)	4,285	—
Litigation, settlements and related costs(5)	(14)	641
Severance related to COVID-19(6)	—	285
Change in fair value of warrants(7)	2,279	—
Adjusted EBITDA	$21,012	$4,187
(1)
We have historically incurred sales tax expense in jurisdictions where we expected to remit sales tax payments but were not yet collecting from customers. During the second half of 2021, we began collecting sales tax from customers in all required states. The sales tax liability presented herein represents the exposure for sales tax prior to the date we began collecting sales tax from customers reduced by abatements received, inclusive of any penalties and interest assessed by the jurisdictions. Discussions with jurisdictions regarding our liability for uncollected sales taxes continued into 2022.
(2)
Transaction costs consist of legal; accounting; tax and other professional fees; personnel-related costs, which consists of retention bonuses; and integration costs. Transaction costs recognized in 2022 were related to the merger transaction with Horizon Acquisition Corporation (the "Merger Transaction"), the acquisition of Betcha Sports, Inc., and refinancing of the remaining June 2017 First Lien Loan with a new February 2022 First Lien Loan. Transaction costs recognized in 2021 were related to the Merger Transaction, to the extent they were not eligible for capitalization.
(3)
We incur equity-based compensation expenses for profits interests issued prior to the Merger Transaction and equity granted according to the 2021 Incentive Award Plan ("2021 Plan"), which we do not consider to be indicative of our core operating performance. The 2021 Plan was approved and adopted in order to facilitate the grant of equity incentive awards to our employees and directors. The 2021 Plan became effective on October 18, 2021.
(4)
Losses incurred resulted from the extinguishment of the June 2017 First Lien Loan in February 2022.
(5)
These amounts relate to external legal costs, settlement costs and insurance recoveries, which were unrelated to our core business operations.
(6)
These charges relate to severance costs resulting from significant reductions in employee headcount due to the effects of the COVID-19 pandemic.

(7)
These expenses relate to the revaluation of Hoya Intermediate Warrants following the Merger Transaction.